Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of Healthier Choices Management Corp. on Form S-8 (File No. 333-215971) of our report dated April 14, 2025 appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ TAAD LLP

TAAD LLP

Diamond Bar, CA

April 14, 2025